EXHIBIT 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Sylvan Learning Systems, Inc. on Form S-3 of our reports on the financial statements of Independent Child Study Teams, Inc. and I-R, Inc. for the year ended December 31, 1996 dated March 14, 1997, appearing in the Annual Report on Form 10-K of Sylvan Learning Systems, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
_________________________
Parsippany, New Jersey
May 13, 1999